EXHIBIT 5.1
Cooley LLP

Jason L. Kent
T: +1 858 550 6044
jkent@cooley.com

August 11, 2014

PICO Holdings, Inc.
7979 Ivanhoe Ave, Suite 300
La Jolla, CA 92037

Ladies and Gentlemen:

You have requested our opinion, as counsel to PICO Holdings, Inc., a California corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to 3,288,941 shares of the Company’s Common Stock, $0.001 par value per share (the “Shares”), issuable pursuant to the Company’s 2014 Equity Incentive Plan (the “Plan”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Company’s Articles of Incorporation and Bylaws, each as amended, the Plan, and such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. Our opinion is expressed only with respect to the federal laws of the United States of America and the General Corporation Law of the State of California. We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plan, the Registration Statement and related prospectus, will be validly issued, fully paid and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

By: /s/ Jason L Kent
Jason L. Kent